UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.  )
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COEUR D’ALENE MINES CORPORATION

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For Immediate Release
COEUR D’ALENE MINES ANNOUNCES FORMATION OF
JOINT MANAGEMENT COMMITTEE TO OVERSEE PALMAREJO PROJECT
COEUR D’ALENE, Idaho — May 15, 2007 — Coeur d’Alene Mines Corporation (NYSE: CDE, TSX: CDM) (“Coeur”) Bolnisi Gold NL (ASX: BSG) (“Bolnisi”) and Palmarejo Silver and Gold Corporation (TSX-V: PJO) (“Palmarejo”) today jointly announced that, in connection with their previously announced agreements to merge, they have formed a Joint Management Committee (the “Committee”) to oversee the management of the Palmarejo Project through the close of the transaction. The Palmarejo Project, located in the state of Chihuahua, Mexico and 100% owned by Bolnisi and Palmarejo, is one of the highest-quality primary silver projects in the world today.
The Committee, which is authorized to ensure the continued progress at the Palmarejo Project until the completion of the transaction, is comprised of three senior management and operating personnel from each of Coeur, Bolnisi and Palmarejo. Coeur’s Richard Weston, Senior Vice president — Operations, will serve as Chairman of the Committee.
The Committee has identified the following initial priorities:
•	Establishing Coeur’s on-site presence at the Palmarejo Project and facilitating the integration of Coeur personnel with the Bolnisi and Palmarejo teams already in place;

•	Completing an assessment of the present status of construction activity at the Palmarejo Project;

•	Investigating the development of a combined open pit and underground mine plan and completing an initial estimate of proven and probable reserves at the Palmarejo Project; and

•	Continuing exploration initiatives at Palmarejo, which totals over 12,100 hectares of prospective terrain, and formulating a strategy for future exploration activities.
“The formation of the joint management committee is an important step towards realizing the potential of this important transaction,” said Dennis E. Wheeler, Coeur’s Chairman, President and Chief Executive Officer. “We are confident that we can deliver significant additional value by bringing Coeur’s extensive exploration, development, and underground and open pit mining expertise to the Palmarejo Project. We look forward to continuing our progress in reinforcing Coeur as the clear leader in the silver mining industry.”
As previously announced on May 3, 2007, Coeur, Bolnisi and Palmarejo entered into agreements to merge to create the world’s leading primary silver producer. Pursuant to the agreements, which are subject to Coeur, Bolnisi and Palmarejo shareholder approvals and certain other customary conditions, Coeur will acquire all of the shares of Bolnisi, and all of the shares of Palmarejo not owned by Bolnisi.
About Coeur d’Alene Mines
Coeur d’Alene Mines Corporation is one of the world’s leading primary silver producers and a growing gold producer. The company has mining interests in Alaska, Argentina, Australia, Bolivia, Chile, Nevada, and Tanzania.
About Bolnisi
Bolnisi Gold NL is an Australia-based company engaged in mining and exploration for gold and minerals. The Company’s activities are all Mexican precious metals operations with an existing portfolio of projects, which include the Palmarejo Silver-Gold project (including Trogan), Chihuahua; the Yecora Gold-Silver project, Sonora, and the El Realito Gold-Silver project, Chihuahua.

About Palmarejo
Palmarejo Silver And Gold Corporation is a silver/gold exploration company listed on the TSX Venture Exchange under the symbol “PJO”. Palmarejo’s principal activity is to explore and develop gold and silver properties located in the Temoris District of Chihuahua, Mexico within the Sierra Madre Occidental mountain range.
Cautionary Statement
This press release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding a possible transaction and anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Coeur’s control. Operating, exploration and other statements in this press release are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC and the Ontario Securities Commission, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. As disclosed in this news release, there are risks that the parties will not proceed with the transaction, that the ultimate terms of the transaction will differ from those that currently are contemplated, and that the results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities or the possible transaction.
Additional Information
The proxy statement that Coeur plans to file with the United States Securities and Exchange Commission (“SEC”) and Ontario Securities Commission and mail to its shareholders will contain information about Coeur, Bolnisi, Palmarejo, the Palmarejo Project, the transaction and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the transaction. In addition to receiving the proxy statement from Coeur by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Coeur, without charge, from the SEC’s website (www.sec.gov) and the Canadian securities regulators’ website (www.sedar.com) or, without charge, from Coeur. This announcement is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Coeur. Coeur and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Coeur’s shareholders with respect to the proposed transaction. Information regarding any interests that Coeur’s executive officers and directors may have in the transaction will be set forth in the proxy statement. The Coeur shares to be issued in the transaction have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Coeur intends to issue such Coeur shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.

Copies of the merger implementation agreements and certain related documents will be filed with the SEC and Canadian securities regulators and will be available at the SEC’s website at www.sec.gov and at the Canadian securities regulators’ website at www.sedar.com.
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Contacts:
Mitchell J. Krebs
Senior Vice President — Corporate Development
(888) 545-1138
Matthew Sherman / Jennifer Schaefer
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449